UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2008

RUBICON FINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19200 Von Karman Avenue, Suite 350 Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Copies of Communications to:

Stoecklein Law Group

4695 MacArthur Court, 11th Floor

Newport Beach, CA 92660

(949) 798-5541

Fax (949) 258-5112

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

On February 7, 2008, the Registrant issued a press release announcing a new REO Acquisition & Disposition (“RADD”) Division of the Registrant’s Rubicon Real Estate and Mortgages, Inc. wholly owned subsidiary. RADD has been established to address growing demand for bulk asset pool transactions in real estate backed assets, which includes performing and non performing notes, as well as in bank owned properties known as REOs.

RADD has been designed to offer customers with distressed pools of real estate backed assets the opportunity to present these assets to institutional buyers at a discount to the appraised market value of the property. This provides a potential purchasing opportunity at below market prices for buyers and may allow RADD’s institutional clients to recapitalize their lending or debt management divisions balance sheets in an attempt to return to “cash flow positive” on debt portfolios by lending out these newly replenished funds to new higher quality borrowers.

Section 9 – Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit Number	Description
99.1	RADD press release dated February 7, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By:/s/Joseph Mangiapane, Jr.

Joseph Mangiapane, Jr., Chief Executive Officer

Date: February 12, 2008

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